UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 4, 2011

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FEDERAL HOME LOAN BANK OF INDIANAPOLIS
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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Federally Chartered Corporation	000-51404	35-6001443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.
Indianapolis IN 46240
(Address of Principal Executive Offices, including Zip Code)

(317) 465-0200
(Registrant's Telephone Number, Including Area Code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 and 5.07.	Election of Directors

On November 4, 2011, the Federal Home Loan Bank of Indianapolis (“Bank”) certified the results of the election of district-wide independent directors and Michigan member directors to the Board, each with terms beginning January 1, 2012, and ending on December 31, 2015. Each of the elected directors' Board Committee assignments will be determined at the November Board meeting and identified in the Bank's 2011 Form 10-K filing.

Pursuant to the terms of the Federal Home Loan Bank Act and the Federal Housing Finance Agency (“FHFA”) regulations, the members of the Bank elect member directors from their state to the Board from nominees who must be a director or officer of a member located in that particular state. The nominations are made by the member institutions, not by management of the Bank. Director elections are held by direct ballot and not by proxy or at a shareholder meeting. All of the elected nominees must certify that they are eligible to serve as a director in accordance with the regulations of the FHFA by completing an FHFA-prescribed eligibility certification form.

Michigan Member Director Election

Three Michigan member director seats were open. Paul Clabuesch was re-elected to the first open seat, with 755,221 shares voted in his favor. Mr. Clabuesch is Chairman Emeritus of Thumb National Bank and Trust, Pigeon, Michigan.

John L. Skibski was re-elected to the second open seat, with 596,675 shares voted in his favor. Mr. Skibski is EVP/Chief Financial Officer/Director of Monroe Bank & Trust, Monroe, Michigan.

Timothy P. Gaylord was re-elected to the third open seat, with 517,562 shares voted in his favor. Mr. Gaylord is President/Chief Executive Officer of Mason State Bank, Mason, Michigan.

The other member director candidates not elected in Michigan were Michael J. Manica with 489,558 shares voted; Robert T. Worthington with 359,967 shares voted; Robert M. Fisher with 343,132 shares voted; Thomas S. Davis with 281,179 shares voted; John M. Schreuder with 216,813 shares; Stephen L. Ranzini with 117,439 shares voted; and Jeffery A. Sugg with 30,877 shares voted.

Independent Director District-Wide Election

By regulation, all individuals proposed to be nominated by the Board for independent directorships must, after consultation with the Bank's Affordable Housing Advisory Council, be reviewed by the FHFA. This review was conducted by the FHFA before the slate selected by the Board was submitted to the members for voting. Any independent director or nominee for an independent directorship must have experience in, or knowledge of, one or more of the following areas: auditing and accounting; derivatives; financial management; organizational management; project development; risk management practices; and the law. A public interest director must have more than four years' experience representing consumer or community interests in banking services, credit needs, housing, or consumer financial protections.

There were two district-wide independent director seats open. Robert D. Long was re-elected to the first open seat, with 1,813,150 shares voted in his favor. Mr. Long is a retired CPA and former Audit Partner of KPMG, LLP, in Indianapolis, Indiana. Christine Coady Narayanan was re-elected to the second open seat, with 1,785,205 shares voted in her favor. Mrs. Narayanan is President and CEO of Opportunity Resource Fund, in Lansing and Detroit, Michigan.

Director Compensation and Travel Expense Reimbursement Policy

The newly elected directors will be paid director fees in accordance with the Bank's 2012 Director Compensation and Travel Expense Reimbursement Policy, which is expected to be finalized at the November Board meeting. In accordance with the FHFA regulations, the final 2012 Director Compensation and Travel Expense Reimbursement Policy, together with all supporting materials upon which the Board relied in determining the level of compensation and expenses to pay to its directors, will be provided to the FHFA Director for review.

Item 9.01.	Financial Statements and Exhibits

A copy of the letters to shareholders announcing the results of the member and independent director elections, which will be mailed on Monday, November 7, 2011, is attached as Exhibits 99.1 and 99.2 and incorporated by reference in this report. A copy of the Bank's press release dated November 4, 2011, is attached as Exhibit 99.3 to this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 4, 2011

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/CINDY L. KONICH
Cindy L. Konich
Executive Vice President - Chief Operating Officer, Chief Financial Officer

By:	/s/JONATHAN R. WEST
Jonathan R. West
Executive Vice President - Chief Operating Officer, Business Operations

EXHIBIT INDEX

Exhibit Number	Description
99.1	Letter to Michigan shareholders announcing Michigan member director and independent director district-wide election results, dated November 7, 2011
99.2	Letter to Indiana shareholders announcing the independent director district-wide election results, dated November 7, 2011
99.3	Press Release dated November 4, 2011